EXHIBIT 23

                   Consent of Independent Auditors

We consent to the use of our report dated January 19, 1995, with respect to the consolidated financial statements of Bank of Hawaii and subsidiaries, included in this Form 8-K of Bancorp
Hawaii, Inc. dated July 14, 1995.




                                         ERNST & YOUNG LLP


Honolulu, Hawaii
July 13, 1995


























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